Exhibit 1.1

Execution Version

ACM RESEARCH, INC.

UNDERWRITING AGREEMENT

2,000,000 Shares of Common Stock

November 2, 2017

Roth Capital Partners, LLC

As Representative of the

    Several Underwriters Named on Schedule I hereto

c/o Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

ACM Research, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Roth Capital Partners, LLC is acting as representative (the “Representative”), an aggregate of 2,000,000 authorized but unissued shares (the “Firm Shares”) of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 7 hereof, up to an additional 300,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares”.

The Company and the several Underwriters hereby confirm their agreement as follows:

1.    Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Shares on Form S-1 (File No. 333-220451) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, including a preliminary prospectus relating to the Shares and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Shares, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.”

2.    Representations and Warranties of the Company Regarding the Offering.

(a)    The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 5(d) below) and as of each Option Closing Date (as defined in Section 5(b) below), as follows:

(i)    No Material Misstatements or Omissions. At the Effective Time, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(v)(A)(1) below) as of 9:00 p.m. (Eastern time) the date hereof (the “Applicable Time”), on the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act at the Closing Date, and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package, or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)    Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”).

(iii)    Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv)     Testing-the-Waters Communications. The Company (A) has not alone engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the written consent of the Representative and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”), other than those previously provided the Representative on Schedule II. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company has filed publicly on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at least 15 calendar days prior to any “road show” (as defined in Rule 433 und the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of Shares. Each Written Testing-the-Waters Communication, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(v)    Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of Shares, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(f). As used in this paragraph and elsewhere in this Agreement:

(1)    “Time of Sale Disclosure Package” means the Pricing Prospectus, each Issuer Free Writing Prospectus listed on Schedule IV and the description of the transaction provided by the Underwriters included on Schedule III.

(2)    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)    At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)    Each Issuer Free Writing Prospectus listed on Schedule IV satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vi)    Financial Statements. The financial statements of the Company, together with the related notes, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements, pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vii)    Independent Accountants. To the Company’s knowledge, BDO China Shu Lun Pan Certified Public Accountants LLP, which has expressed its opinion with respect to the financial statements included as part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(viii)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and

15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ix)    Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(x)    Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the Nasdaq Global Market (“Nasdaq”). When issued, the Shares will be listed on Nasdaq.

(xi)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xii)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(b)    Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.    Representations and Warranties Regarding the Company.

(a)    The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date and as of each Option Closing Date, as follows:

(i)    Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)    Authorization. The Company has the power and authority to enter into this Agreement and the Underwriter Warrants (as defined below) and to authorize, issue and sell the Shares and the Warrant Shares (a defined below) (as contemplated by this Agreement and the Underwriter Warrants). This Agreement and the Underwriter Warrants have been duly authorized by the Company, and when executed and delivered by the Company, will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)    Contracts. The execution, delivery and performance of this Agreement and the Underwriter Warrants and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such breach or violation would not reasonably likely to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, violation, breach, default, or Default Acceleration Event would not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or by-laws.

(iv)    No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents.

(v)    Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Underwriter Warrants and the issue and sale of the Shares, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from Nasdaq to list the Shares and the Underwriter Warrant Shares, when issued, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase of the Shares, the Underwriter Warrants and the Underwriter Warrant Shares and distribution of the Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance in all material respects with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The shares of Common Stock issuable upon the exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”), when issued, paid for and delivered upon due exercise of the Underwriter Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Underwriter Warrant Shares have been reserved for issuance. The Underwriter Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(vii)    Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Company and its subsidiaries has (A) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)    Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (D) there has not been any material change in the Company’s long-term or short-term debt, and (E) there has not been the occurrence of any Material Adverse Effect.

(ix)    Absence of Proceedings. There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x)    Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)    Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as disclosed in the Time of Sale Disclosure Package or those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xii)    Intellectual Property. The Company and its subsidiaries, taken as a whole, own, license, possess or otherwise have a valid right to use, or can acquire on reasonable terms all the rights necessary to use, trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property, and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted or proposed in the Time of Sale Disclosure Package to be conducted by them. Except as disclosed in the Time of Sale Disclosure Package, (A) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (B) to the knowledge of the Company, there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights; (E) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others; and (F) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, in violation of the rights of any persons, except in each case covered by clauses (A) – (F) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries own or have a valid right to access and us or can acquire on reasonable terms all computer systems, networks, hardware, software, databases, websites, and equipment necessary to process, store, maintain, deliver and operate data, information, and functions necessary in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted or proposed in the Time of Sale Disclosure Package to be conducted by them. The Company and its subsidiaries have implemented such backup, security and disaster systems as the Company reasonably believes are prudent and customary for similarly sized companies in the businesses in which they are engaged.

(xiii)    Employment Matters. There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it or any of its subsidiaries and (B) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xiv)    ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xv)    Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xvi)    SOX Compliance. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to be in compliance as of the Effective Time.

(xvii)    No Restrictions on Payments by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (A) from paying any dividends to the Company, (B) from making any other distribution on such subsidiary’s capital stock, (C) from repaying to the Company any loans or advances to such subsidiary from the Company or (D) from transferring any such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(xviii)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xix)    Foreign Corrupt Practices Act. Neither the Company nor, any of its subsidiaries, or any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and promote continued compliance therewith.

(xx)    OFAC. Neither the Company nor any of its subsidiaries or any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxi)    Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is commercially reasonable and customary for the conduct of its business and the value of its properties.

(xxii)    No Violation. Neither the Company nor any its subsidiaries nor, to the Company’s knowledge, any other party is in violation, breach or default of any Contract that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(xxiii)    Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary has notified the Company or any subsidiary in writing that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and would not reasonably be expected to result in a Material Adverse Effect.

(xxiv)    No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxv)    Statistical and Market Related Data. Any third-party statistical and market-related data included in a Registration Statement, the General Disclosure Package, the Final Prospectus or any Testing-the-Waters Communications are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxvi)    No Fees. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxvii)     Proceeds. None of the net proceeds of the offering contemplated by this Agreement will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxviii)     No FINRA Affiliations. Except as disclosed to the Representative in writing, to the Company’s knowledge, no (A) officer or director of the Company or its subsidiaries, (B) owner of 5% or more of any class of the Company’s securities or (C) owner of any amount of the Company’s unregistered equity securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 5% or more of any class of the Company’s equity securities is or becomes an affiliate or associated person of a FINRA member participating in the offering contemplated by this Agreement.

(xxix)    No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxx)    Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and under the caption “Description of Capital Stock” insofar as they purport to constitute a summary of (A) the terms of the Company’s outstanding securities, (B) the terms of the Shares, and (C) the terms of the documents referred to therein, are accurate, complete and fair in all material respects.

(xxxi)    No Registration Rights. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xxxii)    Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(b)    Any certificate signed by any officer of the Company and delivered to the Representative on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.    Representations and Warranties of the Company Regarding the PRC.

(a)    The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date, as follows:

(i)    Since January 1, 2015, the Company has conducted substantially all of its operations and generated substantially all of its revenue through (i) ACM Research (Shanghai), Inc., (“ACM Shanghai”) a majority foreign-owned enterprise formed under the laws of the People’s Republic of China (the “PRC”) and (ii) ACM Research (Wuxi), Inc. (together with ACM Shanghai, the “PRC Subsidiaries” or each, a “PRC Subsidiary”).

(ii)    Each PRC Subsidiary has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each PRC Subsidiary has applied for and obtained all requisite business licenses and permits required under PRC law as necessary for the conduct of its businesses, and all such permits are validly subsisting, in each case except where the failure to have applied for or obtained such licenses, clearances or permits is not reasonably likely to result in a Material Adverse Effect. Each PRC Subsidiary has complied with all PRC laws, including carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant authorities, except where the failure to comply is not reasonably likely to result in a Material Adverse Effect. The registered capital of each PRC Subsidiary has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance in all material respects with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Subsidiary. The Establishment Documents of the PRC Subsidiaries have been duly approved in accordance with the laws of the PRC and are valid and enforceable. The business scope specified in the Establishment Documents of each PRC Subsidiary complies in all material respects with the requirements of all relevant PRC laws and regulations. The equity interests of each PRC Subsidiary are owned of record by the respective entities identified as the registered holders thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(iii)    None of the PRC Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(iv)    It is not necessary that this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(v)    No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Underwriters to any PRC taxing authority in connection with (A) the issuance, sale and delivery of the Shares by the Company and the delivery of the Shares to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof, or (C) the execution and delivery of this Agreement.

(vi)    The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006, as amended on June 22, 2009, by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the PRC State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(vii)    The issuance and sale of the Shares, the listing and trading of the Shares on Nasdaq and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are not and will not be, as of the date hereof and on the Closing Date, adversely affected in any material respect by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(viii)    The Company has taken all reasonably necessary steps to promote compliance by each of its shareholders, option holders, directors, officers and employees that, to the Company’s knowledge, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each shareholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(ix)    As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares, the listing and trading of the Shares on Nasdaq, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

5.    Purchase, Sale and Delivery of Shares.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Firm Share shall be $5.208 per share.

(b)    The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase at the purchase price set forth in Section 5(a) all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree. If the Underwriters elect to purchase less than all of the Option Shares, the Company agrees to sell to the Underwriters the number of Option Shares obtained by multiplying the number of Option Shares specified in such notice by a fraction, the numerator of which is the number of Option Shares set forth opposite the name of the Underwriter in Schedule I hereto under the caption “Number of Option Shares to be Sold” and the denominator of which is the total number of Option Shares.

(c)    Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (d) below.

(d)    The Firm Shares will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

(e)    On the Closing Date, the Company shall issue to the Representative (and/or its designees), warrants (the “Underwriter Warrants”), in form and substance acceptable to the Representative, for the purchase of an aggregate of 80,000 shares of Class A Common Stock of the Company, which shall be registered in the name or names and shall be in such denominations as the Representative may request at least one (1) business day before the Closing Date.

6.    Covenants.

(a)    The Company covenants and agrees with the Underwriters as follows:

(i)    The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii)    During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii)    From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iv)    (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)    If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)    The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi)    The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vii)    The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares (including all fees and expenses of the registrar and transfer agent of the Shares and the Underwriter Warrants, and the cost of preparing and printing stock certificates and warrant certificates), (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative, (D) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA, of the terms of the sale of the Shares, the reimbursements set forth in clauses (C) and (D) not to exceed $35,000 in the aggregate, (E) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representative for the Underwriters’ reasonable out-of-pocket expenses, including legal fees and disbursements, in connection with the purchase and sale of the Shares contemplated hereby up to an aggregate of $100,000 (excluding amounts payable pursuant to clauses (C) and (D) above). If this Agreement is terminated by the Representative in accordance with the provisions of Section 7, Section 10 or Section 11, the Company will reimburse the Underwriter for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

(ix)    The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(x)    The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the each Underwriter , severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xi)    The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending one hundred eighty (180) days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (4) the filing of a registration statement on Form S-8 to register shares of Common Stock issuable pursuant to the terms of any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, or (5) the issuance of shares of Common Stock in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity; provided, however, that in the case of clause (5), such shares of Common Stock shall not in the aggregate exceed 10% of the Company’s outstanding shares of Common Stock on a fully diluted basis after giving effect to the sale of the Shares, the Underwriter Warrants, the Underwriter Warrant Shares contemplated by this Agreement and the sale of the shares issued to all purchasers (the “Private Placement Investors”) of Common Stock in the private placement described in the “Concurrent Private Placement” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus.

(xii)    The Company agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company).

(xiii)    The Company agrees to use its reasonable best efforts to obtain approval to list the Shares and the Underwriter Warrant Shares on Nasdaq.

(xiv)    The Company agrees to not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(xv)    The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the end of the Prospectus Delivery Period and (b) the expiration of the Lock-Up Period.

7.    Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)    If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b)    The Shares shall be approved for listing on Nasdaq, subject to official notice of issuance.

(c)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)    The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative on behalf of the Underwriter the opinion and negative assurance letters of K&L Gates LLP, U.S. counsel to the Company, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(f)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative on behalf of the Underwriter the opinion and negative assurance letters of K&L Gates LLP, intellectual property counsel to the Company, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(g)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letter of King & Wood Mallesons, PRC counsel to the Company, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(h)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative the negative assurance letter of Goodwin Procter LLP, counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Representative, in form and substance reasonably satisfactory to Representatives.

(i)    The Representative shall have received a letter of BDO China Shu Lun Pan Certified Public Accountants LLP, on the date hereof, on the Closing Date and on each Option Closing Date, addressed to the Representative, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters reasonably required by the Representative.

(j)    On the date hereof, the Company is furnishing to the Representative a Certificate of the Chief Financial Officer, dated as of the date hereof and executed by the Chief Financial Officer of the Company, with respect to certain financial information contained in the Registration Statement and the Time of Sale Disclosure Package. On the Closing Date and each Option Closing Date, there shall have been furnished to the Representative a Certificate of Chief Financial Officer, dated as of such date and executed by the Chief Financial Officer of the Company, in form and substance identical to the Certificate of Chief Financial Officer delivered as of the date hereof.

(k)    On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and on each Option Closing Date and addressed to the Representative, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)    The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or on the Option Closing Date, as applicable;

(ii)    No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)    There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or the Option Closing Date, as applicable.

(l)    On or before the date hereof, the Representative shall have received duly executed lock-up agreement, substantially in the form of Exhibit A hereto (each a “Lock-Up Agreement”) by and between the Representative and (i) holders of at least 95% of the shares of Common Stock outstanding as of the date hereof (on an as converted basis, assuming the conversion of all outstanding shares of the Company’s convertible preferred stock and Class B common stock) and (ii) the Private Placement Investors.

If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement for an officer, as defined in Rule 16a-1(f) under the Exchange Act, or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)    The Company shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 6(a)(viii), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8.    Indemnification and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the Effective Time and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(f).

(b)    Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(f), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Underwriter Indemnified Party shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 8, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(e)    The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each Company Indemnified Party; and the obligations of each Underwriter under this Section 8 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each Underwriter Indemnified Party.

(f)    For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than (i) the statement set forth in the last paragraph on the cover page of the Prospectus, (ii) the marketing and legal names of each Underwriter, and (iii) the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by the Underwriters.

9.    Representations and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder. The provisions of Sections 6(a)(viii), 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

10.    Termination of this Agreement.

(a)    The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States or the PRC is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE MKT, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state or the PRC authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration by the United States or the PRC of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or the PRC or other international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(a)(viii) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)    If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

11.    Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date as provided in this Section 11, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Sections 2, 3, 4, 6(a)(viii), 8, 9, 10 and 18, inclusive, shall not terminate and shall remain in full force and effect.

12.    Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 800 San Clemente Drive, Suite 400, Newport Beach, California 92660, telecopy number (949) 720-7227, Attention: Managing Director, with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018, telecopy number (646) 558-4145; and if to the Company, shall be mailed, delivered or telecopied to it at ACM Research, Inc., 42307 Osgood Road, Suite I, Fremont, California 94539, Attention: David H. Wang, with a copy to K&L Gates LLP, One Lincoln Street, Boston, Massachusetts 02111, telecopy number (617) 261-3175, Attention: Mark Johnson; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the other parties to this Agreement written notice of a new address for such purpose.

13.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriter.

14.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

15.    Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.    Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, and any Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, AND ANY PROSPECTUS.

19.    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, ACM RESEARCH, INC.

By:	/s/ David H. Wang
Name: Title:	David H. Wang Chief Executive Officer and President

Confirmed as of the date first above-mentioned by the Representative of the several Underwriters. ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name: Title:	Aaron M. Gurewitz Head of Equity Capital Markets

SCHEDULE I

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Roth Capital Partners, LLC	1,450,000	217,500
Craig-Hallum Capital Group LLC	400,000	60,000
The Benchmark Company, LLC	150,000	22,500

Total	2,000,000	300,000

SCHEDULE II

Written Testing-the-Waters Communications

Testing-the-Water presentations which have been previously provided by the Representative to the Issuer, used in meetings with potential investors on August 30, 2017, September 6, 2017, September 7, 2017 and September 8, 2017.

SCHEDULE III

Firm Shares Offered: 2,000,000

Option Shares Offered: 300,000

Public Offering Price Per Share: $5.60

Underwriting Discount: 7%

SCHEDULE IV

FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

None.

EXHIBIT A

Form of Lock-Up Agreement

[•], 2017

Roth Capital Partners, LLC

As Representative of the Several Underwriters

888 San Clemente Drive, 4th Floor

Newport Beach, CA 92660

Re:	ACM Research, Inc.

Ladies and Gentlemen:

The undersigned irrevocably agrees with ACM Research Inc. (the “Company”) that, from the date hereof until 180 days from the date of the Underwriting Agreement (the “Underwriting Agreement”) entered into or to be entered into by and among the Company and Roth Capital Partners, LLC, as representative of the several underwriters named in the Underwriting Agreement (the “Representative”) (such period, the “Restriction Period”), in connection with the contemplated public offering (the “Offering”) of the common stock of the Company (the “Common Stock”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or reasonably could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock or securities convertible, exchangeable or exercisable into, Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the undersigned, other than:

(i)    transactions relating to shares of Common Stock or other securities convertible or exercisable into Common Stock acquired in open market transactions after the completion of the Offering ;

(ii)    transfers of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock as a bona fide gift;

(iii)     transfers or dispositions of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock to the spouse, domestic partner, parent, sibling, child or grandchild or first cousin of the undersigned (each, an “Immediate

Family Member”) or to a trust formed for the direct or indirect benefit of the undersigned or an Immediate Family Member;

(iv)    transfers or dispositions of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or trustee of the undersigned;

(v)    transfers or dispositions of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock pursuant to a divorce settlement agreement or decree or a qualified domestic relations order as defined in the United States Employee Retirement Income Security Act of 1974, as amended, or similar foreign laws;

(vi)    transfers or dispositions of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock to any affiliate, limited partners, general partners, limited liability company members or shareholders of the undersigned, or if the undersigned is a corporation to any wholly owned subsidiary of such corporation, or if the undersigned is a trust, to a trustor or beneficiary of the trust;

(vii)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restriction Period;

(viii)    (a) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of options or the vesting of restricted stock units, pursuant to an employee benefit plan disclosed in the prospectus relating to the Offering, or (b) the transfer of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock to the Company upon a vesting event of the Company’s securities (including restricted stock units) or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless,” “net exercise” or “net withholding” basis to cover the exercise price or tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described, (b) no shares were sold by the reporting person to any third party and (c) the shares received upon exercise of the option or vesting of the restricted stock units are subject to a lock-up agreement with the Representative;

(ix)    the transfer of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock to the Company pursuant to agreements existing as of the date hereof under which (a) such shares or other security were issued and (b) the Company has the option to repurchase such shares or other security or a right of first refusal with respect to transfers of such shares or other security, provided that no shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock were sold by the undersigned pursuant to this clause (ix);

(x)    the conversion or reclassification of outstanding preferred stock or other classes of capital stock of the Company into shares of Common Stock in connection with the consummation of the Offering, provided that such shares of Common Stock received upon conversion or reclassification remain subject to the terms of this letter agreement; and

(xi)    the disposition by the undersigned of shares of Common Stock purchased from the Company pursuant to any employee stock purchase plan described in the prospectus relating to the Offering after completion of the Offering, provided that such shares of Common Stock remain subject to the terms of this letter agreement;

provided that, in the case of clauses (i), (ix), (x) and (xi), (a) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Shares shall be required, and (b) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned, in the case of both clauses (a) and (b), during the Restriction Period, other than Forms 5 and Schedule 13F; provided further that, in the case of any transfer or distribution pursuant to clauses (ii), (iii), (iv), (v) and (vi), (a) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Restriction Period, (b) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required during the Restriction Period, other than Forms 5 and Schedule 13F, and (c) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned or the transferee during the Restriction Period, other than Forms 5 and Schedule 13F, and (d) any such transfer shall not involve a disposition for value.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this letter agreement.

In addition, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, during the Restriction Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The Representative may consent to an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Common Stock would not be adversely impacted by sales and in cases of financial emergency. Notwithstanding the foregoing, if the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to the Representative and underwriters to perform under the Underwriting Agreement and that the Representative (which shall be a third party beneficiary of this letter agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement. This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Common Stock and any such successor or assign shall enter into a similar agreement for the benefit of the Representative.

This letter agreement shall automatically terminate upon the earliest to occur, if any, of (i) the date that the Company advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date of termination of the Underwriting Agreement if prior to the closing of the Offering, or (iii) December 31, 2017, if the Offering has not been completed by such date.

*** SIGNATURE PAGE FOLLOWS***

This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

________________________

Signature

________________________

Print Name

EXHIBIT B

Form of Press Release

ACM Research, Inc.

[Date]

ACM Research, Inc. (the “Company”) announced today that Roth Capital Partners, LLC the Representative in the Company’s recent public sale of              shares of common stock are releasing a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The release will take effect on                     , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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